Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 17, 2009, with respect to the consolidated financial statements of BioTime Inc. included in the Annual Report (10-K) for the year ended December 31, 2008.

Roseland, New Jersey
November 23, 2009